UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 9, 2014

BNET MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-178000	30-0523156
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

122 West 26th Street, 5th Floor

New York, NY 10001

(Address of principal executive offices)  (zip code)

(917) 720-3541

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Bnet Media Group, Inc.

Form 8-K

Current Report

Item 1.01 Entry into a Material Definitive Agreement

(A)

Amendment to Agreement for the Proposed Acquisition of Assets of bNET Communications, Inc.

On November 30, 2012, we entered into an Asset Purchase Agreements (the “Bnet Asset Purchase Agreement”) with bNET Communications, Inc., a Nevada corporation (“BNET”), pursuant to which we have agreed to purchase BNET’s digital media library in exchange for shares of our common stock. BNET operates bnetTV.com, and bnetTV, a content aggregator, internet broadcasting, publishing company and accredited media organization, that creates and distributes video content pertaining to new technology, primarily at corporate and consumer, events, trade shows and conferences. BNET, through its subsidiaries, has been streaming live broadcasts of corporate annual meetings over the internet for many large and small firms, awards shows for various industries.

Due to the length of time required by BNET to satisfy the conditions precedent to Closing the Bnet Asset Purchase Agreement, on April 9, 2014, the parties entered into an Amendment to update specific provisions based on certain events that have transpired since the parties first entered into the agreement. Specifically, the total number of shares of our Common Stock to be issued to BNET will be 54,000,000 shares to give effect to our change in capitalization as a result of the 16-for-1 forward stock split of our issued and outstanding Common stock effective in June 2013.  While some of the conditions precedent to Closing have been satisfied, the closing is still subject to a number of conditions, among which requires BNET to provide us with (1) audited financial statements for the fiscal years ended December 31, 2013, 2012, 2011 and 2010, and unaudited financial statements for the six-month periods ended June 30, 2014 and 2013, along with a the audit report, with respect to the fiscal years ended December 31, 2013, 2012, 2011 and 2010, issued by a PCAOB registered firm; (2) a report of the value of the BNET Assets established by the independent fair market valuation; and (3) all approvals and clearance from all regulatory authorities with respect to the proposed acquisition.

(B)

Agreement to Acquire Certain Assets in Exchange for Series B Convertible Preferred Stock

Effective April 8, 2014, we completed an Asset Purchase Agreements (the “Agreement”) with Soren Soholt Christensen, a Danish citizen (“Christensen”), pursuant to which we have agreed to purchase certain precious stones known as the “Ruby Art Carvings” (hereinafter the “Assets”) owned by Christensen in exchange for shares of our Series B Convertible Preferred Stock.  The Assets are valued at $320,871,850 based on a third party valuation and will be subject to audit by our independent public accountants. The total number of shares of Series B Convertible Preferred Stock issued to Christensen as consideration for the Assets is 8,021,800 shares (the “Purchase Price). Each share of Series B Convertible Preferred Stock carried a 2% annual dividend and is convertible into shares of our Common Stock, par value $0.001 (the “Common Stock”) at a conversion price of $40.00 per share of Common Stock, subject to the rights, preferences and privileges of the Series B Convertible Preferred.  The Series B Preferred Stock is also entitled to receive a two percent (2%) Annual Interest, beginning from the date of issuance The Interest will accumulate from the date of issuance and may not be paid until twelve months (12) from the date on which the our Common Stock begins trading on a recognized securities exchange, or until such time as the Series B Preferred Stock is either converted or redeemed. Interest may be paid, at our option, in cash or restricted shares of our Common Stock. Interest will be paid by the issuance of our Common Stock, and the value of the our Common Stock will be determined based on the “20-day volume-weighted average” of the bid price as quoted on a recognized securities exchange.

Item 3.02 Unregistered Sales of Equity Securities

Effective April 8, 2014, completed an Asset Purchase Agreement with Soren Soholt Christensen (“Christensen”) to acquire 8,021,800 shares of our Series B Convertible Preferred Stock for total consideration of $320,871,850, based on a third party valuation (the “Purchase Price”). Each share of Series B Convertible Preferred Stock carried a 2% annual dividend and is convertible into shares of our Common Stock, par value $0.001 (the “Common Stock”) at a conversion price of $40.00 per share of Common Stock, subject to the rights, preferences and privileges of the Series B Convertible Preferred.  The Series B Preferred Stock is also entitled to receive a two percent (2%) Annual Interest, beginning from the date of issuance The Interest will accumulate from the date of issuance and may not be paid until twelve months (12) from the date on which the our Common Stock begins trading on a recognized securities exchange, or until such time as the Series B Preferred Stock is either converted or redeemed. Interest may be paid, at our option, in cash or restricted shares of our Common Stock. Interest will be paid by the issuance of our Common Stock, and the value of the our Common Stock will be determined based on the “20-day volume-weighted average” of the bid price as quoted on a recognized securities exchange.

We believe the offer and sale of the securities described above were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D thereunder because the securities were sold in a transaction not involving a public offering.

A copy of the Certificate of Designation for the Series B, C and D Preferred Stock (the “Designation”) as filed with the Nevada Secretary of State on August 28, 2013, is filed incorporated herein to our current report on Form 8-K, filed with the Commission on August 30, 2013. The foregoing description of the Designation is qualified in its entirety by reference to the full text of such document.

ITEM 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 9, 2014, our Board of Directors appointed Søren Søholt Christensen to serve until the next annual meeting of shareholders and until his successor is duly appointed.

Mr. Christensen, age 47, is a Danish citizen and resides in Kalundborg, Denmark. Mr. Christensen has a diverse background with broad international business experience. From 1995 to the present, Mr. Christensen has been the General Manager of Ecco Trading, a producer of diamant (tanzanite) in Tanzania.  From 2002 to the present he has been employed by Statoil Offshore, Norway, as a process engineer. From 1997 to the present, has provided services for the Aeronautical Institute of Denmark, providing flight training and simulator training to pilot trainees.  From 1994 to 1999, he was a pilot for the United Nations, International Criminal Tribunal  of Rwanda. In addition to his flight credentials, Mr. Christensen served as an engineer in the Royal Danish Navy from 1983 to 1991.

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01

 Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

3.01

Certificate of Designation of the Rights, Preference, Privileges and Restrictions for the 2013 Series B, C and D Preferred Stock, date August 28, 2013 (incorporated herein by reference from the Form 8-K filed with the Commission on August 30, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2014	Bnet Media Group, Inc.
a Nevada corporation
/s/ Gerald E. Sklar

By: Gerald E. Sklar
Its: President and Chief Executive Officer